Exhibit A

Joint Filing Agreement

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of GreenLight Biosciences Holdings, PBC shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of February 11, 2022.

Kodiak Venture Partners III, L.P.

By: Kodiak Ventures Management III, L.P.
Its: General Partner

By: Kodiak Ventures Management (GP), LLC
Its: General Partner

By: /s/ David Furneaux
Name: David Furneaux
Title: Manager

Kodiak III Entrepreneurs Fund, L.P.

By: Kodiak Ventures Management III, L.P.
Its: General Partner

By: Kodiak Ventures Management (GP), LLC
Its: General Partner

By: /s/ David Furneaux
Name: David Furneaux
Title: Manager

Kodiak Ventures Management III, L.P.

By: Kodiak Ventures Management (GP), LLC
Its: General Partner

By: /s/ David Furneaux
Name: David Furneaux
Title: Manager

Kodiak Ventures Management (GP), LLC

By: /s/ David Furneaux
Name: David Furneaux
Title: Manager